 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2020

Bantec, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55789	30-0967943
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

195 Paterson Avenue, Little Falls, NJ 07424

(address of principal executive offices) (zip code)

(203) 220-2296
(registrant’s telephone number, including area code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BANT	OTC

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 28, 2020, Bantec, Inc. (the “Company”) entered into a convertible promissory note with Geneva Roth Remark Holdings, Inc. (“Lender”) in the principal amount of $104,000, (the “August 28, 2020 Note”). The August 28, 2020 Note carries interest at the rate of 10%, matures on August 28, 2021, and is convertible into shares of the Company’s common stock, par value $0.0001, at the Lender’s election, after 180 days, at a 42% discount, provided that the Lender may not own greater than 4.99% of the Company’s common stock at any time.

The Company received funding under the August 28, 2020 Note on September 1, 2020.

The foregoing is a summary of the terms of the August 28, 2020 Note and is qualified in its entirety by the August 28, 2020 Note attached hereto and incorporated herein as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits: The following exhibits are filed with this report:

Exhibit No.	Description
10.1	August 28, 2020 Convertible Promissory Note with Geneva Roth Remark Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2020	Bantec, Inc.

	By:	/s/ Michael Bannon
Name: Michael Bannon
Title: President and CEO